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                              Dated 5th July 1999


                               (1) ELLEN DOHERTY
                        (2) LEISURE TRAVEL GROUP LIMITED


                                 SALE AGREEMENT
      relating to a life interest under the Ellen Doherty Settlement 1997



                               ---Wacks Caller---
                               Steam Packet House
                                76 Cross Street
                                   Manchester
                                     M2 4JU

                               Tel: 0161 957 8888
                               Fax: 0161 957 8899

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                                 SALE AGREEMENT


DATE: 5th July 1999

PARTIES:


(1) ELLEN DOHERTY of 5 Woodlands Way, Alkrington, Middleton, Manchester, M24 1WL; ("ED"); and

(2) LEISURE TRAVEL GROUP LIMITED (Company No. ___) whose registered office is situated at _____________ ("the Purchaser").

RECITALS

A.     Miss  Ellie's  World  Travel  Limited  is  a  private   limited   company
       incorporated in England under the Companies Act 1985 under number 2000814 ("the Company").

B. The Ellen Doherty Settlement 1997 ("the Trust") is registered as the holder of 46,999 ordinary shares of (pound)1 each, fully paid within the share capital of the Company (the "Trusts Shareholding") which according to the Articles of Association of the Company entitle it to all dividends declared in respect of the current financial period.

C. ED is entitled as a right to receive the income from the Trust during her lifetime. This includes inter alia, the right to receive dividends payable in respect of the Trusts Shareholding.

D. ED is a director of the Company and believes (but without any implied warranty or representation) that there is over (pound)400,000 in Distributable Profits for year ended 31st March 1999 within the Company which is capable of being declared as dividends to the shareholders of the Company and that in view of current profitablity this figure should increase significantly during the current financial year.


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E.     ED, as the  beneficiary  of the Trust has the right to  receive  all such dividends as may be paid for the period ended 31st March 1999 to the Trustees in relation to the Trusts Shareholding.

F. The parties agree that as no Audited Accounts are available for the Company in respect of the year ended 31st March 1999 and given that the Company is likely to retain a proportion of its profits for investment in the future, ED shall sell to the Purchaser her anticipated entitlement under the Interest (as hereinafter defined) in the Trust in respect of the right to receive any dividend declared by the company, on the terms and conditions set out in this Agreement.


NOW IT IS HEREBY AGREED as follows:

1.     Interpretation

1.1 In this Agreement the following words and expressions have the following meanings unless they are inconsistent with the context:

       "Audited Accounts"          means  the  Company's  audited  accounts  (as
                                   defined   for  the   purposes  of  part  VIII
                                   Companies Act 1985) for the financial year in
                                   question   including   the   notes  to  those
                                   accounts and the associated directors report, such accounts having been prepared on the same accounting basis and principles as the previous years audited accounts;

       "Distributable Profits"     means  the  amount  of  Shareholder's   Funds
                                   contained within the balance sheet of the Company's Audited Accounts;

       "Escrow Account"            the client account of Wacks Caller;


       "The Interest"              means ED's  rights to receive  any  dividends
                                   paid to the Trust by the Company in respect of the Trust's shareholding in the Company;

       "Miss Ellie Profits"        the after tax profits of the Company as shown
                                   by the  Audited  Accounts  for the year ended
                                   31st March 2000 before deducting



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                                   any expenditure or liability  incurred by the
                                   Company or one of its subsidiaries unless it was:

                                   (i)   agreed with ED; or

                                   (ii) contained or provided for in a budget agreed with ED; or

                                   (iii) in the ordinary  course of  business of
                                         the Company as conducted before today.

       "Shares"                    means  50,000  issued   ordinary   shares  of
                                   (pound)1 each of the Company being the whole of the issued share capital of the Company.


1.2 Clause headings in this Agreement are for ease of reference only and do not affect the construction of any provision.

1.3 Except where the context otherwise requires words denoting the singular include the plural and vice versa, words denoting any one gender include all genders and words denoting persons include corporations and vice versa.

1.4 Unless otherwise stated, a reference to a clause or sub-clause is a reference to a clause or a sub-clause of this Agreement.

2.     Agreement for Sale

2.1 Subject to the terms and conditions of this Agreement ED shall sell and Purchase the interest free from all liens, charges and encumbrances and with all rights attaching to it, with effect from the date of this Agreement for the consideration set out in clause 3.

3.     Purchase Consideration

3.1    The purchase consideration for the Interest shall be the aggregate of:-

       3.1.1  the sum of(pound)30,000 payable in cash to ED at completion; and

       3.1.2 a sum equal to the lesser of (pound)265,000 and the sum shown in the Audited Accounts as



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              "profits on ordinary activities after taxation" of the Company for the year ended 31st March 1999 such payment to be without prejudice to any set off or counterclaim in respect of ED's anticipated dividend from the Company for the year ending 31 March 1999;

       3.1.3 such sum as equals the Miss Ellie Profits as shown by the Audited Accounts for the year ended 3lst March 2000 and paid in accordance with clause 5.


4.     Completion

4.1 Completion of the purchase of the Interest shall take place at the offices of the Purchaser's Solicitors as soon as practicable after execution of this Agreement and in any event by 9th July 1999. Upon receipt by ED of consideration set out in clause 3.1.1 above, ED shall procure that the Trustees shall deliver to the Purchaser a duly executed mandate instructing the Company to pay all dividends due under the Interest directly to the Purchaser, and that a Meeting of the Trustees will be held at which the mandate referred to in this clause 4.1 shall be approved.

4.2 The Purchaser shall satisfy the initial part of the consideration for the Interest, as set out in Clauses 3.1.1, and 3.1.2 by the payment to ED's Solicitors in cleared funds of those amounts.

4.3 The Purchaser shall satisfy the consideration set out in clauses 3.1.2 and 3.1.3 respectively (less any payments on account made in accordance with clause 5) by the payment to ED's Solicitors within 14 days of the signature by the auditors of the Audited Accounts of the Company for the years ended 31st March 1999 and ending 31st March 2000 respectively and the Purchaser agrees to use is best endeavours to adopt the Audited Accounts for the year ended 31st March 2000 as soon as practicable and in any event prior to 30th September 2000.


5.     Payments on Account

5.1 The parties will procure that a copy of each set of management accounts of the Company will be delivered to the Trustees (it being the duty of ED so to do whilst she remains a director of the Company) which shall be accompanied at the end of each calendar quarter by a statement of the estimate of the Company of the Miss Ellie Profits as at the end of that quarter.



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5.2    The  Purchaser  shall  within  14 days of  receipt  by it of each  set of quarterly management accounts in accordance with clause 5.1 pay into the Escrow Account an amount equal to that quarters' Miss Ellie Profits (as adjusted in accordance with the definition above) as shown by that set of quarterly management accounts (less in each case the aggregate of the payments (if any) previously made under this sub-clause) being an amount of the consideration payable under clause 3.1.3.

5.3 Payments to the Escrow Account under this clause shall be made by means of telegraphic transfer to the Vendor's Solicitors.

5.4 Interest accruing on money in the Escrow Account shall be paid to the party to whom that money is paid pursuant to the terms of this Agreement.

6.     Warranties by ED

6.1 ED warrants that she is entitled to transfer the full beneficial ownership of the Interest to the Purchaser on the terms of this Agreement without the consent of any third party.

6.2 ED warrants that the Audited Accounts of the Company as at 31st March 1999 will reveal net assets (the "1999 Assets") not materially less in value than those comprised to the unaudited management accounts of the Company as at 30th September 1998 (the "1998 Assets") and in the event of the 1999 Assets being materially less the damages payable by ED to the Purchaser shall be (pound)1 for every (pound)1 by which the 1999 Assets are materially less than the 1998 Assets and that those assets in Balance Sheet as at 31 March 1999 comprise assets of a materially similar nature to those in the said management accounts.

7.     General

7.1 The Purchaser agrees that in consideration of today entering into this Agreement it shall not prior to the signature of the Audited Accounts to 31st March 2000, and shall procure that so far as it is able no third party shall change the accounting reference date of the Company or change the Company's auditors PROVIDED ALWAYS that if the Purchaser wishes to change the said accounting reference date it shall be obliged to produce accounts to 31st March 2000 to the same standards and policies as the Audited Accounts as if 31st March 2000 was the actual accounting

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       reference date.

7.2 The Purchaser further agrees that (subject to ED complying with her service agreement with the Company in all material respects) it shall allow ED to continue to exercise day to day control over the affairs of the Company and that ED shall be permitted, without interference by the Purchaser or at all, to conduct the business of the Company as she reasonably sees fit in accordance with her service agreement with the Company and will not change any bank mandate of the Company pending payment under clause 3.1.2 save for the addition of Mr Richard Smith as an additional signatory on the basis that no cheque shall be signed or instruction Given to the Company's bankers until payment has been made under clause 3.1.2 without the consent of ED. In the event of a breach of this clause 7.2, and ED shall have terminated her service agreement with the Company, the consideration payable under 3.1.3 shall be (pound)150,000.

7.3 The Purchaser and ED shall use all reasonable endeavours to maximise the Miss Ellie Profits.

7.4 This Agreement constitutes the entire agreement between the parties hereto with respect of the matters dealt with herein and supersedes any previous agreement between the parties hereto in relation to such matters. Each of the parties hereto hereby acknowledges that in entering into this agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein. No variation of this agreement shall be valid or effective unless made by one or more instruments in writing signed by such of the parties hereto which would be affected by such variation.

7.5 The constitution, validity and performance of this agreement shall be governed by the laws of England and the parties hereby irrevocably agree that they will submit to the non-exclusive jurisdiction of the English Courts.


AS WITNESS the hands of the parties the day and year first before written.


Signed by                         )
ELLEN DOHERTY                     )       /s/ ELLEN DOHERTY
in the presence of                )






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Signed by                         )
LEISURE TRAVEL GROUP              )       /s/ Illegible
LIMITED, acting by:-              )


Director